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                                                                    Exhibit 2.r.

                                 CODE OF ETHICS


                              For Access Persons of


                                The Munder Funds
                                       and
                            Munder Capital Management


                            [LOGO OF MUNDER CAPITAL]


                                November 11, 2003


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                                 CODE OF ETHICS

                                Table of Contents

I.   INTRODUCTION..............................................................1

     A.   General Principles...................................................1

     B.   Applicability........................................................1
          1.   General Applicability of the Code...............................1
          2.   Application of the Code to Non-Interested Trustees..............1
          3.   Application of the Code to Interested Trustees..................2
          4.   Application of the Code to Funds Sub-advised by MCM.............2
          5.   Conflicts with Other Codes......................................2

II.  RESTRICTIONS ON ACTIVITIES................................................3

     A.   Blackout Periods for Personal Trades.................................3
          1.   Pending Trades..................................................3
          2.   Seven-Day Blackout..............................................3

     B.   Transactions in Client Accounts of Securities In Which Portfolio
          Managers Have Disclosable Interests..................................3
          1.   Pre-Clearance of Client Trades..................................3
          2.   Pre-Clearance Approval Process..................................5

     C.   Initial Public Offering and Limited Offering.........................7

     D.   Short-Term Trading...................................................7
          1.   Covered Securities..............................................7
          2.   Munder Funds Shares.............................................7
          3.   Exempt Transactions.............................................8
          4.   Return of Profits...............................................8
          5.   Waivers.........................................................8
          6.   Pre-Clearance of Transactions in Munder Funds' Shares...........9

     E.   Gifts................................................................9
          1.   Accepting Gifts.................................................9
          2.   Solicitation of Gifts...........................................9
          3.   Giving Gifts....................................................9

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     F.   Service as a Director...............................................10

     G.   Amendments and Waivers..............................................10

III. EXEMPT TRANSACTIONS......................................................10

     A.   Exclusions from Definition of Covered Security......................10

     B.   Trades Exempt from Certain Prohibitions and
          Reporting Requirements..............................................11

     C.   De Minimis Exception................................................12

IV.  COMPLIANCE PROCEDURES....................................................12

     A.   Pre-Clearance Requirements for Access Persons.......................12
          1.   General Requirement............................................12
          2.   Trade Authorization Requests...................................13
          3.   Representations and Warranties.................................13
          4.   Duration of Pre-Clearance Approval.............................14
          5.   Execution of Trades and Commissions............................14

     B.   Quarterly Reporting.................................................14
          1.   Brokerage Statements and Confirmations.........................14
          2.   Quarterly Transaction Reports..................................15

     C.   Quarterly Review....................................................16

     D.   Initial and Annual Disclosure of Personal Holdings..................16

     E.   Certification of Compliance.........................................17

     F.   Reports to the Boards of Trustees...................................17
          1.   Annual Reports.................................................17
          2.   Quarterly Reports..............................................17

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     G.   Maintenance of Reports..............................................18

V.   GENERAL POLICIES.........................................................18

     A.   Anti-Fraud..........................................................18

     B.   Involvement in Criminal Matters or Investment-Related Civil
          Proceedings.............................. ..........................18

VI.  SANCTIONS................................................................18

VII. INVESTMENT ADVISER AND PRINCIPAL UNDERWRITER CODES.......................19

VIII.RECORDKEEPING............................................................19

IX.  CONFIDENTIALITY..........................................................19

X.   OTHER LAWS, RULE AND STATEMENTS OF POLICY................................19

XI.  FURTHER INFORMATION......................................................19

Attachment A - Definitions
Attachment B - Disclosable Interest Approval Form
Attachment C-1 - Certification of Employee Transactions
Attachment C-2 - Brokerage Account Certification Statement
Attachment D - Personal Holdings of Securities
Attachment E - Annual Certification and Questionnaire
Attachment F - Contact Persons
Attachment G - Exchange-Traded Funds
Attachment H - List of Broad-Based Indices

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                                 CODE OF ETHICS

I.   INTRODUCTION

     A.   General Principles

     This Code of Ethics ("Code") establishes rules of conduct for "Access Persons" (as defined in Attachment A) of each of the entities comprising the Munder Family of Funds/1/ ("Munder Funds") and Munder Capital Management, including its division World Asset Management ("MCM"). The Code is designed to
(i) govern the personal securities activities of Access Persons; (ii) prevent Access Persons from engaging in fraud; and (iii) require MCM to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

     As a general matter, in connection with personal securities transactions, Access Persons should (1) always place the interests of Advisory Clients first;
(2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Access Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

     B.   Applicability

          1.   General Applicability of the Code

          This Code applies to all Access Persons (as defined in Attachment A) of the Munder Funds and MCM.

          2.   Application of the Code to Non-Interested Trustees

          This Code applies to Non-Interested Trustees. However, a Non-Interested Trustee shall not be required to comply with Sections IV.A. and IV.B. of this Code/2/ with respect to a personal securities transaction involving a Covered Security (as defined in Attachment A) unless such Non-Interested Trustee, at the time of the personal transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee/director of a Munder Fund should have known, that during the 15-day period immediately preceding the date of the trustee/director's personal transaction in the Covered Security, a Munder Fund purchased or sold the same Covered Security or such Covered Security was being considered for purchase or sale by a Fund or its investment adviser.

          Certain provisions of the Code do not apply to the Non-Interested Trustees solely by reason of such persons being Access Persons because they are Trustees of the Munder

--------
/1/ The Munder Funds are comprised of various corporate entities currently consisting of The Munder Framlington Funds Trust, the Munder @Vantage Fund and the Munder Series Trust.

/2/ Sections IV.A. and IV.B. generally relate to the requirement to pre-clear personal trades, provide duplicate brokerage confirmations and statements and provide quarterly transaction reports.

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     Funds. Specifically, the following provisions of the Code do not apply to the Non-Interested Trustees solely by reason of being Trustees of the Munder Funds: (i) the reporting of initial, quarterly and annual disclosure of personal securities holdings; (ii) restrictions relating to black-out periods, short-term trading, investments in limited offerings and initial public offerings; and (iii) restrictions regarding service as a director of a publicly-traded or privately held company.

          Please note that the restrictions in the Code on short-term trading in shares of the Munder Funds by Access Persons shall not apply to the Non-Interested Trustees solely by reason of such Non-Interested Trustees being Access Persons of the Munder Funds as a result of being Trustees of the Munder Funds.

          3.   Application of the Code to Interested Trustees

          This Code also applies to Interested Trustees. An Interested Trustee, unlike a Non-Interested Trustee as described above in Section I.B.2., shall be required to comply with Sections IV.A. and IV.B. of this Code with respect to a personal securities transaction involving a Covered Security. However, if the trustee is designated as an Interested Trustee solely because of his or her prior business relationship with the Munder Funds or MCM (i.e., is not "Investment Personnel", as defined in Attachment A), or due to a direct or indirect "Beneficial Interest" (as defined in Attachment
     A) in any security issued by MCM or its parent company, the Interested Trustee shall only be required to comply with the provisions of this Code relating to (a) Quarterly Transaction Reports; and (b) Initial and Annual Holdings Reports (as described in Sections IV.B. and D.). Moreover, the provisions of this Code regarding (i) restrictions on black-out periods and short-term trading; (ii) restrictions on investments in limited offerings and initial public offerings; and (iii) restrictions regarding services as a director of a publicly-traded or privately held company, shall not apply.

          Please note that the restrictions in the Code on short-term trading in shares of the Munder Funds by Access Persons shall not apply to an Interested Trustee solely because of such Trustee's prior business relationship with the Munder Funds or MCM (i.e., is not "Investment Personnel", as defined in Attachment A), or due to a direct or indirect "Beneficial Interest" (as defined in Attachment A) in any security issued by MCM or its parent company.

          4.   Application of the Code to Funds Sub-advised by MCM

          This Code does not apply to the directors, officers and general partners of funds for which MCM serves as a sub-adviser.

          5.   Conflicts with Other Codes

          To the extent this Code conflicts with any code of ethics or other code or policy to which an Access Person is also subject, this Code shall control. Notwithstanding the foregoing, if the other code of ethics is more restrictive than this Code, such other code of ethics shall be controlling, provided that (i) the Designated Supervisory Person

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     determines that the other code should be controlling and (ii) notifies the
     Access Person in writing of that determination.

II.  RESTRICTIONS ON ACTIVITIES

     A.   Blackout Periods for Personal Trades

          1.   Pending Trades

          No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (as defined in Attachment A) on a day during which an Advisory Client has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn, unless the pending trade is an Index Trade or the Access Person's trade is a De Minimis Trade. (See Section III.C. of the Code.)

          If the pending trade is a Limit Order, upon request of the Access Person, the Designated Supervisory Person will determine the likelihood of the Limit Order being "in the money" within the seven day blackout period. This determination will be made by a review of the historical trading activity, as well as information provided by the Trading Department. If it is anticipated that the Limit Order will not be "in-the-money" within the seven-day blackout period, authorization may be granted at the discretion of the Designated Supervisory Person.

          2.   Seven-Day Blackout

          No portfolio manager of an Advisory Client, or Access Person linked to that portfolio manager by the Designated Supervisory Person, shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven (7) calendar days before or after the Advisory Client's trade in that Covered Security is executed, unless the Advisory Client's trade is an Index Trade or the Access Person's trade is a De Minimis Trade.

     B. Transactions in Client Accounts of Securities In Which Portfolio Managers Have Disclosable Interests

          1.   Pre-Clearance of Client Trades

               a.   Non-Model Portfolio Client Trades

               If a portfolio manager or a member of his or her Immediate Family has a "Disclosable Interest" (as defined in paragraph c below) in a Covered Security, then he or she must obtain pre-clearance from the Designated Supervisory Person or his or her designee before purchasing or selling a "Material" (as defined in paragraph c below) position in that Covered Security for client accounts that he or she manages (a "Proposed Client Trade") unless:

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                    (i)   the affected client accounts follow a "Model
                          Portfolio" (as defined in paragraph c below) and the trade is caused by either a recent change in the Model Portfolio or the portfolio manager's decision to improve an account's alignment with the Model Portfolio;

                    (ii) the trade is made at a client's request or direction or caused by the addition or removal of funds by a client and such addition or removal results in approximately proportionate purchases or sales of all discretionary security positions in such client's account (subject, for example, to normal rounding adjustments);

                    (iii) the affected client accounts are passively managed to an index or Model Portfolio; or

                    (iv) delay in execution of the Proposed Client Trade would, in the reasonable judgment of the portfolio manager, materially and adversely impact the relevant client accounts and (b) the portfolio manager does not believe there are any circumstances relating to the Proposed Client Trade that are likely to result in the Designated Supervisory Person (or his or her designee) failing to approve the trade based on the guidelines provided herein. In such case, approval of the client trade must be sought as soon as practical, but no later than the close of business on the day the trade is placed for execution.

               b.   Model Portfolio Changes

               If a portfolio manager "manages" or maintains a Model Portfolio and has a Disclosable Interest in a Covered Security (or an equivalent security, such as the notional value of an option on the Covered Security), he or she must obtain pre-clearance from the Designated Supervisory Person (or his or her designee) before making a change to the Model Portfolio that will likely result in Munder portfolio managers causing client accounts to collectively purchase or sell a Material position in that Covered Security (a "Proposed Model Change").

               c.   Definitions for Section II.B.

               Disclosable Interest. For the purpose of this section II.B, a "Disclosable Interest" in a Covered Security exists if the portfolio manager or a member of his or her Immediate Family:

                    (i) has or contemplates obtaining the direct or indirect Beneficial Ownership of a Material position in a Covered

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                          Security of an issuer (including an equivalent
                          security, such as the notional value of an option on the Covered Security),

                    (ii) has any position (employee, consultant, officer, director, etc.) with an issuer of a Covered Security or any of its affiliates, or

                    (iii) has a present or proposed business relationship
                          between such issuer or its affiliates,

               Material. For the purpose of this section II.B, a "Material" position in a security shall mean:

                    (iv) in the case of a Covered Security then listed on the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500"), a position with a value greater than $30,000; and

                    (v) in the case of a Covered Security not listed on the S&P 500, a position with a value greater than $10,000.

               In the case of non-Model Portfolio client trades, the size of a purchase or sale shall be calculated by summing the orders of all trades in a Covered Security for all clients managed by such portfolio manager on a single business day. In the case of Model Portfolio client trades, the size of a purchase or sale shall be calculated by summing the orders of all likely trades in a Covered Security for all clients following such Model Portfolio on a single business day.

               Model Portfolio. For the purpose of these procedures, a "Model Portfolio" shall mean a theoretical, actively-managed portfolio of securities maintained as a prototype for portfolio managers to follow when managing accounts of clients designated to be managed in such style. Examples of Munder Model Portfolios include Demonstrated GARP, Taxable Core, and Small Cap Growth.

          2.   Pre-Clearance Approval Process

          The portfolio manager must submit a written request using the Disclosable Interest Approval Form provided in Attachment B. Before approving a Proposed Client Trade or Proposed Model Change, the Designated Supervisory Person (or his or her designee) will review the nature and appropriateness of the transaction, including the current intention of the portfolio manager with respect to his or her holdings of the security. Among other things, the Designated Supervisory Person (or his or her designee) will:

     - In the case of a Proposed Client Trade or Proposed Model Change that is a purchase:

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               .    Review the investment merits of the Proposed Client Trade or
                    Proposed Model Change with the CIO or, in his absence, at least one other portfolio manager or experienced security analyst knowledgeable about the security in question (and not on the same portfolio management team as the portfolio manager) to determine whether the Proposed Client Trade or Proposed Model Change may be appropriate for the client accounts or Model Portfolio; and

               . Review the nature and extent of the portfolio manager's holding in the security to determine whether the manager's current investment objectives are consistent with those of the client accounts or Model Portfolio and are likely to remain so in the foreseeable future.

     -    In the case of a Proposed Client Trade that is a sale:

               . Review the investment merits of the Proposed Client Trade or Proposed Model Change with the CIO or, in his absence, at least one other portfolio manager or experienced security analyst knowledgeable about the security in question (and not on the same portfolio management team as the portfolio manager) to determine whether the Proposed Client Trade or Proposed Model Change may be appropriate for the client accounts or Model Portfolio; and

               . Review the Proposed Client Trade or Proposed Model Change in light of the nature and extent of the portfolio manager's holding in the security to determine whether the trade appears appropriate under the circumstances.

               The Designated Supervisory Person (or his or her designee) will pre-clear the Proposed Client Trade or Proposed Model Change only if he or she affirmatively determines that the Proposed Client Trade or Proposed Model Change does not appear to involve potential overreaching by the portfolio manager and does not appear to be disadvantageous to the client accounts or Model Portfolio. The Designated Supervisory Person (or his or her designee) will document in writing the basis for its determination to approve (or not approve) a Proposed Client Trade or Proposed Model Change and maintain this documentation in accordance with applicable recordkeeping requirements.

               Finally, in the event that the portfolio manager requests approval under the Code of Ethics to sell the security in question from his or her personal account, the Designated Supervisory Person (or his or her designee) will, in addition to the standards set forth in the Code of Ethics, review the investment merits of the trade with the CIO or, in his absence, at least one other portfolio manager or experienced equity analyst knowledgeable about the security in question, to determine whether it is appropriate for the portfolio manager to sell his/her position in light of the holdings of the client accounts.

               In instances where there might be a conflict of interest when trading with a broker-dealer (e.g., a relative of the trader or portfolio manager that works at the broker-dealer), the trader or portfolio manager should disclose the relationship/potential conflict

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          of interest to the General Counsel of MCM and obtain approval of the
          General Counsel before trading with that broker-dealer.

          C.   Initial Public Offering and Limited Offering

          No Access Person shall acquire directly or indirectly any securities in an initial public offering for his or her personal account except initial public offerings of registered investment companies. (As noted above, this provision does not apply to Non-Interested Trustees or Interested Trustees who are not also Investment Personnel.)

          No Access Person shall acquire directly or indirectly securities in a "limited offering" (which are sometimes also referred to as "private placements") except after receiving pre-clearance, as specified in Section IV.A. hereof. In all such instances, the Access Person shall provide the Designated Supervisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person's activities on behalf of Advisory Clients). The Designated Supervisory Person may not approve any such transaction unless, after consultation with other investment advisory personnel of MCM such as its Chief Investment Officer, he or she determines that Advisory Clients have no reasonably foreseeable interest in purchasing such securities.

          For this purpose, a "limited offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder. (As noted above, this provision does not apply to Non-Interested Trustees or to Interested Trustees who are not also Investment Personnel.) Access Persons who have been authorized to acquire and have acquired securities in a "limited offering" must disclose that investment to the Designated Supervisory Person and the Chief Investment Officer prior to, and explain that the disclosure is being made is in connection with, the Access Person's subsequent consideration of an investment in the issuer by an Advisory Client.

          D.   Short-Term Trading

               1.   Covered Securities

               No Access Person shall profit from the purchase and sale, or sale and purchase, of the same Covered Security of which such Access Person has a beneficial ownership within 60 calendar days. The 60 calendar days will be calculated from the date of the most recent transaction. Subject to
     Section IV. below, any profit so realized shall be paid over to a charitable organization.

               2.   Munder Funds Shares

               No Access Person (or member of his or her immediate family) shall purchase and sell or sell and purchase shares of the same Munder Fund (of which such Access Person has a beneficial ownership) within a 60 day calendar period. The 60 calendar days will be calculated from the date of the most recent transaction.

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          Further, no Access Person (or member of his or her immediate family)
shall exchange shares of one Munder Fund (with respect to which such Access Person has a beneficial ownership interest) for shares of another Munder Fund (with respect to which such Access Person has a beneficial ownership interest) within a 60 day calendar period. The 60 calendar days will be calculated from the date of the most recent transaction.

          Further, it is the goal of the Munder Funds to limit the number of "roundtrip" exchanges into and out of a Fund that an Access Person can make in any one year for any account in which the Access Person has a beneficial interest to no more than six per year.

          3.   Exempt Transactions

          None of the above-specified restrictions on short-term trading in shares of the Munder Funds shall apply to the following transactions:

               a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person);

               b. Purchases or sales that are non-volitional on the part of the Access Person;

               c. Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs; or

               d. Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs.

               e. Purchases or sales with respect to shares of any of the taxable or tax-exempt money market funds sponsored by MCM ("Munder Money Market Funds").

          4.   Return of Profits

          Subject to Section IV. below, any profit realized by an Access Person from prohibited short-term trading in shares of the Munder Funds shall be returned to the relevant Munder Fund and shall be viewed for tax purposes as a payment made to correct an error.

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          5.   Waivers

          In addition to the transactions specified above, which are not subject to the Code's restrictions on short-term trading, Access Persons may apply to MCM's General Counsel for a waiver from the short-term trading restrictions, provided the Access Person can demonstrate that (1) the short-term trading would not have a material impact on the relevant Munder Funds and its shareholders;
(2) the transaction involves less than 1,000 shares of any Munder Fund; and (3) the aggregate dollar value of the shares that would be purchased or sold on a short term basis are not in excess of $25,000.

          Waivers will only be granted in limited circumstances. No waivers will be granted to portfolio managers with respect to short-term trading in shares of any Munder Fund for which they provide advisory services. All waivers must be in writing and must be reported to the Board of Trustees of the Munder Funds at its next regularly scheduled meeting.

          6.   Pre-Clearance of Transactions in Munder Funds' Shares

          In addition, Access Persons will be required by the Code to pre-clear with the Designated Supervisory Person or his or her designee all trade made in shares of any Munder Funds with respect to which they (or a member of their immediate family) has or will have a beneficial ownership interest (including shares owned through any 401(k) or other retirement plan), other than transactions that are not subject to the Code's restrictions on short -term trading.

     E.   Gifts

     The gift provisions below apply to officers and employees of MCM. Please see the Gift Policy in the Employee Handbook for further information.

          1.   Accepting Gifts

          On occasion, because of their positions with MCM or the Munder Funds, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of MCM and the Munder Funds. Gifts of a nominal value (i.e., gifts whose reasonable aggregate value is no more than $100 a year), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Employees may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in any amount. If an employee receives any gift that might be prohibited under this Code, the employee must inform the Legal Department.

          2.   Solicitation of Gifts

          Employees and officers of MCM may not solicit gifts or gratuities.

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          3.   Giving Gifts

          Employees and officers of MCM may not give any gift(s) with an aggregate value in excess of $100 per year to any person associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm.

     F.   Service as a Director

     No Access Person shall serve on the board of directors of any publicly-traded company or privately-held company without prior authorization from a committee comprised of MCM's General Counsel and either the Chief Executive Officer or Chief Investment Officer of MCM based upon a determination that such board service would not be inconsistent with the interests of the Advisory Clients. In instances in which such service is authorized, the Access Person will be isolated from making investment decisions relating to such company through the implementation of appropriate "Chinese Wall" procedures established by the General Counsel. This restriction does not apply to non-profit, charitable, civic, religious, public, political, or social organizations.

     G.   Amendments and Waivers

     The limitations and restrictions specified in subsections C through F of this Section II may be modified only by the General Counsel on a case-by-case basis. Each such modification shall be documented in writing by the Designated Supervisory Person, including in particular the basis for the modification. If material, such modification must be approved by the Board of Directors of the Munder Funds no later than six months after adoption of the change.

     Although exceptions to the Code will rarely, if ever, be granted, the General Counsel of MCM may grant exceptions to the requirements of the Code on a case-by-case basis if he or she finds that the proposed conduct involves negligible opportunity for abuse. All material exceptions must be in writing and must be reported to the Board of Directors of the Munder Funds at its next regularly scheduled meeting after the exception is granted. For purposes of this Section, an exception will be deemed to be material if the transaction involves more than 1,000 shares or has a dollar value in excess of $25,000.

III.  EXEMPT TRANSACTIONS

     A.   Exclusions from Definition of Covered Security

     For purposes of this Code, the term "Covered Security" (as defined in Attachment A) shall not include the following:

               1. securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities;

               2.   bankers' acceptances;

               3.   bank certificates of deposit;

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               4.   commercial paper and high quality short term debt
                    instruments (including repurchase agreements); and

               5. shares of open-end investment companies registered under the Investment Company Act of 1940./3/ Open-end investment registered investment companies include the Exchange Traded Funds listed in Attachment G and Unit Investment Trusts.

     B.   Trades Exempt from Certain Prohibitions and Reporting Requirements

     The following items 1 through 4 are exempt from the prohibitions described in Section II, paragraphs "A" (pending trades and seven-day blackout) and "D" (the 60-day prohibition on short-term trading), as well as the requirements of
Section IV, paragraph "A" (pre-clearance) and "B" (quarterly reporting). However, the requirement of Section IV, paragraph "D" (annual disclosure of holdings), still applies.

          1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person);

          2. Purchases or sales that are non-volitional on the part of the Access Person or a Fund;

          3. Purchases that are effected as part of an automatic dividend reinvestment plan, an employee stock purchase plan or program or other automatic stock purchase plans or programs; or

          4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

     The following item 5 is exempt from the prohibitions described in Section II, paragraphs "A" (pending trades and seven-day blackout) and "D" (the 60 day prohibition on short-term trading, except for short-term trading in shares of the Munder Funds). However, the requirement of Section IV, paragraphs "A" (pre-clearance), "B" (quarterly reporting) and "D" (annual disclosure of holdings), still apply.

          5. Purchases or sales that are considered by the Designated Supervisory Person to have a remote potential to harm an Advisory Client because, for example, such purchases or sales would be unlikely to affect a highly institutional market or because such purchases or sales are clearly not

----------
/3/ Note that the @Vantage Fund is not an "open-end" investment company. Accordingly, its shares are not exempt from the definition of a Covered Security or the other restrictions under the Code, including the pre-clearance requirements for Access Persons.

               related economically to the securities held, purchased or sold by the Advisory Client.

     The following item 6 is exempt from the prohibitions described in Section II, paragraphs "A" (pending trades and seven-day blackout) and "D" (the 60 day prohibition on short-term trading), as well as the requirement of Section IV, paragraph "A" (pre-clearance). However, the requirements of Section IV, paragraph "B" (quarterly reporting) and "D" (annual disclosure of holdings), still apply.

          6. Transactions in commodities, futures, options on futures and options on broad-based indices. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly-traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based. The indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Attachment H.

          The options on indices that are not designated as broad-based are subject to the Pre-Clearance, Pending Trade, Seven-Day Blackout, Short-Term Trading Profits and reporting provisions of the Code.

     C.   De Minimis Exception

     A "De Minimis Trade" is a personal trade of a common stock then listed on the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500") in a transaction involving no more than $10,000. If, however, during any two consecutive calendar quarters, aggregate purchase or sale transactions by the Access Person in shares of the same issuer exceed a cumulative value of $30,000, a subsequent transaction in the issuer's securities shall no longer be regarded as a De Minimis Trade. De Minimis Trades are only excluded from the "Pre-Clearance" requirement of Section IV.A. and the "Pending Trade" and "Seven-Day Blackout" requirements of Section II.A.

IV.   COMPLIANCE PROCEDURES

     A.   Pre-Clearance Requirements for Access Persons

          1.   General Requirement

          Except for exempt transactions specified in Sections II.D., III.A. and III.B.1 through 4 and 6, all purchases or sales (including the writing of an option to purchase or sale) of a Covered Security in which an Access Person (or a member of his or her immediate family) has or will have a beneficial ownership interest must be pre-cleared with the Designated Supervisory Person or his or her designee. In addition, all trades in shares of the Munder Funds in which any Access Person (or member of his or her immediate family) has or will have a beneficial ownership interest, other than exempt transactions specified in Section II. D, must be pre-cleared with the Designated Supervisory Person or his or her designee.

          2.   Trade Authorization Requests

          Prior to entering an order for a personal trade that requires pre-clearance, the Access Person must complete a written or electronic request for pre-clearance providing the following information:

                    1.  Name and symbol of security;

                    2.  Maximum quantity to be purchased or sold;

                    3.  Name of broker effecting the transaction; and

                    4.  Type of transaction (e.g. buy, sell, exchange, etc).

          The request must be submitted to the Designated Supervisory Person (or his or her designee). After receiving the written or electronic request, the Designated Supervisory Person (or his or her designee) will, as appropriate, (a) review the information, (b) independently confirm whether there are any pending or unexecuted orders to purchase or sell the Covered Securities by an Advisory Client, and (c) as soon as reasonably practicable, determine whether to authorize the proposed securities transaction. No order for a securities transaction for which pre-clearance authorization is sought may be placed prior to the receipt of written or electronic authorization of the transaction by the Designated Supervisory Person (or his or her designee). Verbal approvals are not permitted and may not be relied upon. Access Persons are solely responsible for their compliance with the Code. Pre-clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code.

          3.   Representations and Warranties

          In connection with each pre-clearance request, other than those with respect to transaction in shares of the Munder Funds by portfolio managers, the Access Person shall make the following representations and warranties:

                    1. He/she does not possess any material non-public information regarding the issuer of the security;

                    2. To his/her knowledge, there are no pending trades in the security (or any derivative of it) by an Advisory Client (other than an Index Trade);

                    3. To his/her knowledge, the security (or any derivative of it) is not being considered for purchase or sale by any Advisory Client (other than an Index Trade);

                    4. If he/she is a portfolio manager or a person linked to a portfolio manager, none of the accounts managed by him/her (or such portfolio manager) has purchased or sold this security (or any derivatives of it) within the past 7 calendar days (other than an Index Trade); and

                    5. He/she has read the Code of Ethics within the prior 12 months and believes that the proposed trade fully complies with the requirements of the Code.

          4.   Duration of Pre-Clearance Approval

          Personal trades should be placed with a broker promptly after receipt of the pre-clearance approval so as to minimize the risk of potential conflict arising from a client trade in the same security being placed after the pre-clearance is given. The pre-clearance approval will expire at the open of business (generally 9:00 a.m., Detroit time) on the next trading day after which authorization is received. The Access Person is required to renew such pre-clearance if the pre-cleared trade is not completed before the authority expires. This restriction also applies to Limit Orders.

          5.   Execution of Trades and Commissions

          No personal trades may be placed or executed directly through the institutional trading desk of a broker-dealer that also handles any of MCM's or its respective clients' trading activity. Only normal, retail brokerage relationships generally available to other similar members of the general public are permitted. Commissions on personal transactions may be negotiated, but payment of a commission rate which is lower than the rate available to retail customers through similar negotiations is prohibited.

     B.   Quarterly Reporting

          1.   Brokerage Statements and Confirmations

          Every Access person and members of his or her Immediate Family (excluding Non-Interested Trustees and their Immediate Family members) must arrange for the Legal Department to receive directly from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person has a beneficial ownership interest. This specifically includes brokerage statements and confirmations with respect to transactions involving shares of the Munder Funds. To assist in making these arrangements, the Legal Department will send a letter to each brokerage firm based on the information provided by the Access Person. Brokerage confirms are not required to include any information relating to any security that is not a Covered Security as specified in Section III.A. or an exempt transaction specified in Sections II.D.3., III.B.1 through 4. Brokerage statements are not required to include any information relating to any security that is not a Covered Security specified in Section III.A. For example, an Access Person is not required to report any information concerning an account that is only able to effect trades in open-end mutual funds (except for trades effected in shares of the Munder Funds), other than on the annual holdings report required under Section IV.D.

          2.   Quarterly Transaction Reports

          In addition to providing the duplicate confirmations and periodic statements required by the preceding paragraph on a timely basis, every Access Person shall, on a quarterly basis, confirm the accuracy of the information previously provided to the Legal Department in the format specified in Attachment C-1, as well as list any previously unreported transaction in which the Access Person acquired any direct or indirect beneficial ownership of a Covered Security (such as, for example, a private placement or limited offering that is not purchased through his or her brokerage account, securities acquired through a gift or inheritance, as well as De Minimis Trades) and shares of any Munder Funds.

               a.   Reporting Deadline

               An Access Person must submit any report required by this Section IV.B. to the Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction occurred.

               b.   Report Content

                    The report must contain the following information with respect to each previously undisclosed securities transaction:

               i. The date of the transaction, the title, the interest rate and the maturity date (if applicable), the number of shares, and the principal amount of each Covered Security or shares of a Munder Fund involved;

               ii. The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

               iii. The price of the Covered Security or shares of a Munder Fund at which the transaction was effected;

               iv. The name of the broker, dealer or bank with or through which the transaction was effected; and

               v.   The date that the report is submitted by the Access Person.

               To the extent such information is not included in the duplicate confirmations, statements, periodic reports or other written information previously provided to the Designated Supervisor Person, the following information must also be provided in the report submitted by the Access Person with respect to any account established in which any securities were held during the prior calendar quarter for the direct or indirect Beneficial Ownership interest of the Access Person (Attachment C-2):

               i. The name of the broker, dealer or bank with whom the Access Person established the account; and

               ii.  The date the account was established.

               iii. Permitted Disclaimer

          Any report submitted to comply with the requirements of this Section IV, may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

     C.   Quarterly Review

     At least quarterly, the Designated Supervisory Person (or his or her designee) shall review and compare the confirmations and quarterly reports received with the written pre-clearance authorization provided. Such review shall include, as appropriate:

          1.   Whether the securities transaction complied with this Code;

          2. Whether the securities transaction was authorized in advance of its placement;

          3. Whether the securities transaction was executed before the expiration of any approval under the provisions of this Code;

          4. Whether any Advisory Client accounts owned the securities at the time of the securities transaction; and

          5. Whether any Advisory Client accounts purchased or sold the securities in the securities transaction within seven (7) days of the securities transaction.

     D.   Initial and Annual Disclosure of Personal Holdings

     No later than 10 days after becoming a Access Person and thereafter on an annual calendar year basis, each Access Person must submit a Personal Holdings of Securities report (Attachment D) with respect to each Covered Security, other than securities exempted from this Code in accordance with Section III hereof, in which such Access Person had any direct or indirect beneficial ownership interest at such time. If not previously provided, the Access Person must provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the Designated Supervisory Person.

     In addition, the Access Person is required to provide the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities, including shares of any Munder Funds, are held for the direct or indirect benefit of the Access Person, including those otherwise excluded from the definition of Covered Security (Section III.A.).

     E.   Certification of Compliance

     Each Access Person is required to certify annually that he or she has read and understood this Code and acknowledges that he or she is subject to it. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. The form of Annual Certification and Questionnaire is attached to this Code as Attachment E.

     F.   Reports to the Boards of Trustees

          1.   Annual Reports

          The Designated Supervisory Person shall prepare an annual report for the Board of each Munder Fund on behalf of MCM and any sub-adviser. At a minimum, the report shall: (a) summarize the existing Code procedures concerning personal investing and any changes in the Code and its procedures made during the year; (b) describe any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or the procedures, and sanctions imposed in response to the material violations; (c) certify to the Board that the Munder Funds and MCM have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and (d) identify any recommended material changes in existing restrictions or procedures.

          2.   Quarterly Reports

          At each quarterly meeting of the Munder Funds' Boards, MCM, and any sub-adviser of a Munder Fund shall report to the Boards concerning:

               a. Any transaction that appears to evidence a possible violation of this Code;

               b. Apparent violations of the reporting requirements of this Code;

               c. Any securities transactions that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by a Fund's sub-adviser or principal underwriter; and

               d. Any significant remedial action taken in response to such violations described in paragraph c. above.

     G.   Maintenance of Reports

     The Designated Supervisory Person shall maintain such reports and such other records as are required by this Code.

V.    GENERAL POLICIES

     A.   Anti-Fraud

     It shall be a violation of this Code for any Access Person or principal underwriter for any Advisory Client, or any affiliated person of MCM, any sub-adviser to, or the principal underwriter of, any Advisory Client in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security which, within the most recent 15 days was held by an Advisory Client, or was considered by MCM for purchase by the Advisory Client, to:

          1.   employ any device, scheme or artifice to defraud an Advisory
               Client;

          2. make to an Advisory Client any untrue statement of a material fact or omit to state to an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or

          4. engage in any manipulative practice with respect to an Advisory Client.

     B.   Involvement in Criminal Matters or Investment-Related Civil
          Proceedings

     Each Access Person must notify the Legal Department, as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

VI.   SANCTIONS

     Upon discovering that a Access Person has not complied with the requirements of this Code, the Designated Supervisory Person shall submit findings to the Compliance Committee. The Compliance Committee may impose on that Access Person whatever sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, a letter of censure, suspension or termination of employment. Any significant sanction imposed shall be reported to the Munder Funds' Boards in accordance with Section IV.F. above. Notwithstanding the foregoing, the Designated Supervisory Person shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The Designated Supervisory Person may recommend that no action be taken, including waiving the requirement to disgorge profits under Section II.D. of this Code. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

VII.  INVESTMENT ADVISER AND PRINCIPAL UNDERWRITER CODES

     Each Munder Fund's investment adviser, sub-adviser and, if appropriate, principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable, and shall forward to the Designated Supervisory Person and the Munder Fund's administrator copies of such codes and all future amendments and modifications thereto. The Munder Funds' Boards, including a majority of Non-Interested Trustees of the Boards, must approve the Munder Funds' Code and the code of any investment adviser, sub-adviser or principal underwriter of a Munder Fund unless, in the case of the principal underwriter that is not affiliated with MCM, it is exempt from this approval requirement under Rule 17j-1.

VIII. RECORDKEEPING

     This Code, the codes of any investment adviser, sub-adviser and principal underwriter, a copy of each report by an Access Person, any written report by MCM, any sub-adviser or the principal underwriter and lists of all persons required to make reports shall be preserved with MCM's records in the manner and to the extent required by Rule 17j-1.

IX.   CONFIDENTIALITY

     All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

X.    OTHER LAWS, RULE AND STATEMENTS OF POLICY

     Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by a Munder Fund. No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1.

XI.   FURTHER INFORMATION

     If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the Designated Supervisory Person.

                                                                    Attachment A
                                                                    ------------
                                   DEFINITIONS

     "Access Person" shall mean: (a) every trustee, director, officer and general partner of the Munder Funds and MCM, (b) every employee of the Munder Funds and MCM (and of any company in a control/4/ relationship to a Munder Fund or MCM) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by an Advisory Client or whose functions relate to the making of any recommendation to an Advisory Client regarding the purchase or sale of Covered Securities, (c) every employee of MCM who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of a Covered Security prior to their dissemination, and (d) such persons designated by the Legal Department. The term "Access Person" does not include any person who is subject to securities transaction reporting requirements of a code of ethics adopted by a Fund's administrator, transfer agent or principal underwriter which contains provisions that are substantially similar to those in this Code and which is also in compliance with Rule 17j-1 of the 1940 Act and
Section 15(f) of the Securities Exchange Act of 1934, as applicable. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Legal Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1. A person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be either an Advisory Person or a Access Person.

     "Advisory Client" means any client (including both investment companies and managed accounts) for which MCM serves as an investment adviser or subadviser, renders investment advice, makes investment decisions or places orders through its trading department.

     "Beneficial Ownership" A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "pecuniary interest" in the security. The term "pecuniary interest" generally mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" in any securities held by members of the person's Immediate Family. An indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar

----------
/4/ "Control" shall be interpreted to have the same meaning as in Section 2(a)(9) of the Investment Company Act.
                                       A-1
securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio Securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that a Access Person has or acquires.

     "Covered Security" means any note, stock, treasury stock, security future, bond, debenture, evidences of indebtedness (including loan participations and assignments) certificate of interest or participation in any profit-sharing agreement, collateral trust agreement, investment contract, voting trust certificate, any put, call, straddle, option, or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general any interest or instrument commonly known as a "security," or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, or derivative instrument of, any of the foregoing, and other items mentioned in Section 2(a)(36) of the 1940 Act and not specifically exempted by Rule 17j-1. Items excluded from the definition of "Covered Security" by Rule 17j-1 are securities issued or guaranteed as to principal or interest by the U.S. Government or its instrumentalities, bankers acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments (including repurchase agreements) and shares of open-end investment companies registered under the Investment Company Act of 1940 (such as the Munder Funds other than the Munder @Vantage Fund/5/). In addition, a Covered Security does not include commodities or options on commodities, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "De Minimis Trade" is defined in Section III.C. of the Code.

     "Designated Supervisory Person" means each person designated as a Designated Supervisory Person in Attachment F hereto.

     "Immediate Family" of an Access Person means any of the following persons who reside in the same household as the Access Person:

          child               grandparent            son-in-law
          stepchild           spouse                 daughter-in-law
          grandchild          sibling                brother-in-law
          parent              mother-in-law          sister-in-law
          stepparent          father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the General Counsel determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

----------
/5/ Note that the @Vantage Fund is not an "open-end" investment company. Accordingly, its shares are not exempt from the definition of a Covered Security or the other restrictions under the Code, including the pre-clearance requirements for Access Persons.

     An "Index Trade" occurs when a Portfolio Manager directs a securities trade in an index- or quantitative-style Client Account, such as an account managed to replicate the S&P 500 Index or the S&P MidCap 400 Index, in order for the account to maintain its index weightings in that security.

     "Interested Trustee" is any person who is an "interested person" as defined in the Investment Company Act of 1940, as amended, except for those who are "interested persons" of an investment company solely by reason of being a member of its board of directors or advisory board or an owner of its securities, or a member in the immediate family of such a person.

     "Investment Personnel" is any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; or any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     "Limit Order" is an order to a broker to buy a specified quantity of a security at or below a specified price, or to sell a specified quantity at or above a specified price (called the limit price). A Limit Order ensures that a person will never pay more for the stock than whatever price is set as his/her limit.

     "Non-Interested Trustee" is any person who is an Access Person by virtue of being a trustee or director of a Munder Fund, but who is not an "interested person" (as defined in the Investment Company Act of 1940, as amended) of a Munder Fund unless such Non-Interested Trustee, at the time of a Securities Transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee/director of a Munder Fund should have known, that during the 15-day period immediately preceding the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by a Munder Fund or was being considered for purchase or sale by a Munder Fund or its investment adviser. For purposes of this Code, a "Non-Interested Trustee" shall include each trustee/director of a Munder Fund who is not also a director, trustee, officer, partner or employee or controlling person of a Munder Fund's investment adviser, sub-adviser, administrator, custodian, transfer agent, or distributor.

                                                                    Attachment B
                                                                    ------------

                               APPROVAL FORM FOR:
        Transactions in Client Accounts of Securities in Which Portfolio
                       Managers Have Disclosable Interests

================================================================================

            Proposed Client Trade / Model Change (Please circle one)

     ---------------------------------------------------------------------------
     Date
     ---------------------------------------------------------------------------
     Portfolio Manager
     ---------------------------------------------------------------------------
     Account Nos. (GIMII) or Model Name
     ---------------------------------------------------------------------------
     Security Name
     ---------------------------------------------------------------------------
     Is Security on S&P 500?
     ---------------------------------------------------------------------------
     Ticker Symbol
     ---------------------------------------------------------------------------
     Current Price
     ---------------------------------------------------------------------------
     Aggregate Quantity (may be estimate)
     ---------------------------------------------------------------------------
     Total Dollar Value
     ---------------------------------------------------------------------------


     Portfolio Manager's Beneficial Holdings and/or Other Disclosable Interests

     ---------------------------------------------------------------------------
     Quantity of shares and/or
     ---------------------------------------------------------------------------
     Other Disclosable Interest
     ---------------------------------------------------------------------------

================================================================================

                                    APPROVALS

CIO* Approval Standard: For purchases, the CIO must determine that the proposed trade or model portfolio change may be appropriate for the client accounts or model portfolio and, in light of the nature and extent of the portfolio manager's holdings in security, the portfolio manager's investment objectives are consisted with the client accounts or model portfolio and are likely to remain so in the foreseeable future. For Sales, the CIO must determine that the proposed trade or model portfolio change may be appropriate for the client accounts or model portfolio and, in light of the nature and extent of the portfolio's manager's holding in the security, the trade appears appropriate under the circumstances.

Compliance Approval Standard: The proposed client trade or model portfolio change does not appear to involve potential overreaching by the portfolio manager and does not appear to be disadvantageous to the client accounts or model portfolio.

Name                             Signature                      Date

     ---------------------------------------------------------------------------
     CIO*
     ---------------------------------------------------------------------------
     Designated Supervisory Officer or
     Designee
     ---------------------------------------------------------------------------
     Basis for Determination
     ---------------------------------------------------------------------------

* In the absence of the CIO, at least one other portfolio manager or experienced security analyst knowledgeable about the security in question (and not on the same portfolio management team as the portfolio manager making the request for proposed client trade/model change) must approve the trade.

                                                                  Attachment C-1

                     Certification of Employee Transactions

  Trans. Type   Ticker   Security Name          Trade Date   Quantity   Price
------------------------------------------------------------------------------

SMITH, JOHN Q. (JQS)

     Account Number : 987654321        Broker : E*TRADE

     BY         AOL      AOL TIME WARNER INC.   03/01/2003     200.00    11.20
     SL         C        CITIGROUP INC.         03/03/2003     150.00    33.05

------------------------------------------------------------------------------

     I confirm that I have complied with the Code of Ethics with respect to personal securities transactions, which include Covered Securities* and shares of the Munder Funds, and all reportable transactions are listed above. If not listed above, I have attached trade confirm(s) or statement(s) for additional transactions.

     *Please refer to the Code of Ethics for Access Persons for a description of Covered Securities (Section III.A and Attachment A).

----------------------------------------   -------------------------------------
Name                                       Date

                                                                     Page 1 of 1
                                                       Date Printed : 11/20/2003

                                                                  Attachment C-2

                    Brokerage Account Certification Statement


     Account Number            Account Name                 Broker Name
--------------------------------------------------------------------------------
SMITH, JOHN Q. (JQS)

--------------------------------------------------------------------------------

     I confirm that I have complied with the Code of Ethics with respect to the reporting of all broker, dealer or bank accounts in which any securities, including shares of the Munder Funds, are held for my direct or indirect benefit and that all such accounts are listed above or attached.

----------------------------------------   -------------------------------------
Name                                       Date

                                                                     Page 1 of 1
                                                       Date Printed : 11/20/2003

                                                                    Attachment D
                                                                    ------------
                         PERSONAL HOLDINGS OF SECURITIES

Name:___________________________________        Access / Non Access (circle one)

Position/Department:____________________

I. To comply with SEC regulations and the Munder Capital Management Code of Ethics, all persons are required to provide a holdings report containing the following information (the information must be current as of a date no more than 30 days before the report is submitted):

     a. The title, number of shares and principal amount of each security in which you have any direct or indirect beneficial ownership; and
     b. The name of any broker, dealer, or bank with whom you maintain an account in which securities are held for your direct or indirect benefit.

Please fill out the form below listing those broker, dealer and bank accounts that meet the Code of Ethics reporting requirements. You must attach a list of the Covered Securities* held in each account, including the information listed in item (a) above. A copy of the most recent statement for each account may be attached for this purpose if it is accurate and provides all the required information.

Following is a listing of accounts that meet the Firm's reporting guidelines:*

--------------------------------------------------------------------------------
Account Owner             Account Number               Firm
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

II.  In addition, please list all broker, dealer and bank accounts not listed in
Section I that hold securities that are otherwise excluded** from the definition of a Covered Security (you do not have to provide copies of confirmations or statements).

--------------------------------------------------------------------------------
Account Owner             Security Type                Firm
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

III. If you have a Beneficial Ownership interest in Covered Securities that are not listed in an attached account statement, or hold the physical certificates, list them below:

Name of Security                Quantity        Value          Custodian
----------------                --------        -----          ---------

                                                                         [ ]
1.   ____________________________________________________________________
2.   ____________________________________________________________________
3.   ____________________________________________________________________

(Attach separate sheet if necessary)

I certify that I have read and understand the Code of Ethics and that this form and the attached statements (if any) constitute all of the reportable accounts and Covered Securities in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.

Signed:                                    Date:
       ---------------------------------        --------------------------------

*Please refer to the Code of Ethics for Access Persons for a description of Covered Securities (Section III.A. and Attachment A).

** Excluded from the definition of Covered Securities are: 1) Securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities; 2) Bankers' acceptances; 3) Bank certificates of deposit; 4) Commercial paper and high quality short term debt instruments (including repurchase agreements); and 5) Shares of registered open-end investment companies (including, for example, the Munder Funds).

                                                                    Attachment E
                                                                    ------------

                     ANNUAL CERTIFICATION AND QUESTIONNAIRE
                               For Access Persons
                                       of
                                The Munder Funds
                                       and
                            Munder Capital Management

Employee: _____________________________________________ (please print your name)

I.   Introduction

     Access Persons are required to answer the following questions for the year ended __________. Upon completion, please sign and return the questionnaire by ______, to _________ in the Legal Department. If you have any questions, please contact __________ at extension ______. All capitalized terms are defined in the Code.

II.  Annual Certification of Compliance with the Code of Ethics

     A. Have you obtained pre-clearance for all securities/6/ transactions in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from pre-clearance under the Code? (Note: Circle "N/A" if there were no securities transactions.)

               Yes         No             N/A  (If no, explain on Attachment)

     B. Have you reported all securities transactions in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from reporting under the Code? (Reporting requirements include arranging for the Legal Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as reporting securities held in certificate form.)

               Yes         No             N/A  (If no, explain on Attachment)

-----------------
/6/ The term "Covered Security" does not include open-end investment companies such as the Munder Funds (although it does include closed-funds such as the @Vantage Fund). However, for the purpose of this Questionnaire shares of all the Munder Funds are included.

     C. Have you reported all broker, dealer and bank accounts in which any securities are held for your direct or indirect benefit? Circle "N/A" if there were no such accounts.

               Yes         No             N/A  (If no, explain on Attachment)

     D. Have you notified the Legal Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action? (Circle "N/A" if you have not been arrested, arraigned, etc.)

               Yes         No             N/A  (If no, explain on Attachment)

     E. Have you complied with the Code of Ethics in all other respects, including the gift policy?

               Yes         No             (If no, explain on Attachment)

          (List in the Attachment all reportable gifts given or received for the year covered by this certificate, noting the month, "counterparty," gift description, and estimated value.)

III. Insider Trading Policy

     Have you complied in all respects with the Insider Trading Policy?

               Yes         No             (If no, explain on Attachment)

IV.  Disclosure of Directorships

     A. Are you, or is any member of your Immediate Family, a director of any publicly traded company or privately held company (other than a non-profit, charitable organization).

               Yes         No

          (If yes, list on Attachment each company for which you are, or a member of your Immediate Family is, a director.)

     B. If the response to the previous question is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

               Yes         No

     I hereby represent that I have read and understand the Code of Ethics and that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by MCM.


Date:
      --------------------------------    --------------------------------------
                                          Access Person Signature

                                  ATTACHMENT TO
                       ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all "No" responses to questions in Sections II and III

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please list each company for which you are, or a member of your Immediate Family is, a director

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please list all Gifts you received or gave during the year covered by this questionnaire

--------------------------------------------------------------------------------
        Month          Giver/Receiver     Gift Description    Estimated Value
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  (Continue on additional sheet if necessary.)

                                                                    Attachment F
                                                                    ------------

                                 CONTACT PERSONS

DESIGNATED SUPERVISORY PERSON

     Stephen J. Shenkenberg

DESIGNEES OF DESIGNATED SUPERVISORY PERSON

     Mary Ann Shumaker
     Linda Meints
     Shannon Barnes

LEGAL DEPARTMENT

     Stephen J. Shenkenberg
     Mary Ann Shumaker
     Melanie West
     Kimberlee Rubin
     Julie Habrowski
     Linda Meints
     Shannon Barnes
     Angela Bouler
     Jennifer Nadolski

COMPLIANCE COMMITTEE

     Stephen J. Shenkenberg
     Peter Hoglund
     Enrique Chang

                                                                    Attachment G
                              EXCHANGE TRADED FUNDS
                   Exempt from Definition of Covered Security
=========================================================================================================
                  ETF Name                     Ticker                   ETF Name                   Ticker
=========================================================================================================
DIAMONDS                                         DIA    iShares Trust - Goldman Sachs Series
                                                        ----------------------------------------
MidCap SPDRS                                     MDY    iShares Goldman Sachs Technology            IGM
Nasdaq-100 Index Trading Stock                   QQQ    iShares Goldman Sachs Natural Resource      IGE
SPDRS                                            SPY    iShares Goldman Sachs Networking            IGN
                                                        iShares Goldman Sachs Semiconductor         IGW
iShares Trust - S&P Series                              iShares Goldman Sachs Software              IGV
--------------------------------------------
iShares S&P 100 Index Fund                       OEF    iShares GS $ InvesTop(TM) Corporate Bond    LQD
iShares S&P 500                                  IVV
iShares S&P 500/Barra Growth                     IVW    iShares, Inc.
                                                        ----------------------------------------
iShares S&P 500/Barra Value                      IVE    iShares MSCI Australia                      EWA
iShares S&P Midcap 400                           IJH    iShares MSCI Austria                        EWO
iShares S&P Midcap 400/Barra Growth              IJK    iShares MSCI Belgium                        EWK
iShares S&P Midcap 400/Barra Value               IJJ    iShares MSCI Brazil (Free)                  EWZ
iShares S&P Smallcap 600                         IJR    iShares MSCI Canada                         EWC
iShares S&P Smallcap 600/Barra Growth            IJT    iShares MSCI EMU                            EZU
iShares S&P Smallcap 600/Barra Value             IJS    iShares MSCI France                         EWQ
iShares S&P Global 100                           IOO    iShares MSCI Germany                        EWG
iShares S&P Europe 350                           IEV    iShares MSCI Hong Kong                      EWH
iShares S&P Latin America 40                     ILF    iShares MSCI Italy                          EWI
iShares S&P Global Energy Sector                 IXC    iShares MSCI Japan                          EWJ
iShares S&P Global Financial Sector              IXG    iShares MSCI Malaysia (Free)                EWM
iShares S&P Global Healthcare Sector             IXJ    iShares MSCI Mexico (Free)                  EWW
iShares S&P Global Information Technology        IXN    iShares MSCI Pacific Ex-Japan               EPP
iShares S&P Global Telecommunications            IXP    iShares MSCI Netherlands                    EWN
iShares S&P TOPIX 150                            ITF    iShares MSCI Singapore (Free)               EWS
                                                        iShares MSCI South Africa                   EZA
iShares Trust - Dow Jones Series                        iShares MSCI South Korea                    EWY
-----------------------------------------------------
iShares Dow Jones U.S. Total Market              IYY    iShares MSCI Spain                          EWP
iShares Dow Jones U.S. Basic Materials           IYM    iShares MSCI Sweden                         EWD
iShares Dow Jones U.S. Consumer Cyclical         IYC    iShares MSCI Switzerland                    EWL
iShares Dow Jones U.S. Consumer Non-Cyclical     IYK    iShares MSCI Taiwan                         EWT
iShares Dow Jones U.S. Energy                    IYE    iShares MSCI United Kingdom                 EWU
iShares Dow Jones U.S. Financial Services        IYG    iShares MSCI EAFE                           EFA
iShares Dow Jones U.S. Healthcare                IYH
iShares Dow Jones U.S. Industrial                IYJ    iShares Trust - Cohen & Steers Series
iShares Dow Jones U.S. Technology                IYW    iShares Cohen & Steers Realty Majors        ICF
iShares Dow Jones U.S. Telecom                   IYZ
iShares Dow Jones U.S. Utilities                 IDU    iShares Trust - Nasdaq Series
iShares Dow Jones U.S. Financial Sector          IYF    iShares Nasdaq Biotechnology                IBB
iShares Dow Jones U.S. Real Estate               IYR

=========================================================================================================
                  ETF Name                     Ticker                   ETF Name                   Ticker
=========================================================================================================
--------------------------------------------            ----------------------------------------
iShares Trust - Lehman Series                           Vanguard VIPER Shares
--------------------------------------------            ----------------------------------------
iShares Lehman 1-3 Year Treasury Bond            SHY    Vanguard Total Stock Market VIPERS          VTI
iShares Lehman 7-10 Year Treasury Bond           IEF    Vanguard Extended Market VIPERS             VXF
iShares Lehman 20+ Year Treasury Bond            TLT
                                                        Fresco Index Shares
                                                        ----------------------------------------
iShares Trust - Russell Series                          Fresco Dow Jones Euro STOXX 50 Fund         FEZ
--------------------------------------------
iShares Russell 1000                             IWB    Fresco Dow Jones STOXX 50 Fund              FEU
iShares Russell 1000 Growth                      IWF
iShares Russell 1000 Value                       IWD    ETF Advisors Trust
                                                        ----------------------------------------
iShares Russell 2000                             IWM    Treasury 1 FITR ETF                         TFT
iShares Russell 2000 Growth                      IWO    Treasury 10 FITR ETF                        TTE
iShares Russell 2000 Value                       IWN    Treasury 2 FITR ETF                         TOU
iShares Russell 3000                             IWV    Treasury 5 FIRT ETF                         TFI
iShares Russell 3000 Growth                     IIWZ
iShares Russell 3000 Value                       IWW    StreetTRACKS (SM) Series Trust
                                                        ----------------------------------------
iShares Russell Midcap Index Fund               IIWR    Dow Jones U.S. Large Cap Value              ELV
iShares Russell Midcap Growth Index Fund         IWP    Dow Jones U.S. Large Cap Growth             ELG
iShares Russell Midcap Value Index Fund          IWS    Dow Jones U.S. Small Cap Value              DSV
                                                        Dow Jones U.S. Small Cap Growth             DSG
Select Sector SPDR Trust                                Dow Jones Global 50 Titans Index            DGT
Select Sector SPDR-Materials                     XLB    Wilshire REIT                               RWR
Select Sector SPDR-Health Care                   XLV    Morgan Stanley Technology                   MTK
Select Sector SPDR-Consumer Staples              XLP    Morgan Stanley Internet                     MII
Select Sector SPDR-Consumer                      XLY    FORTUNE e-50(TM) Index Tracking Stock       FEF
Discretionary
Select Sector SPDR-Energy                        XLE    FORTUNE 500(R) Index Tracking Stock         FFF
Select Sector SPDR-Financial                     XLF
Select Sector SPDR-Industrial                    XLI
Select Sector SPDR-Technology                    XLK
Select Sector SPDR-Utilities                     XLU

                                                                    Attachment H

                           LIST OF BROAD-BASED INDICES

Listed below are the broad-based indices as designated by the Compliance Department. See Section III.B.6. for additional information.

------------------------------------------------
DESCRIPTION OF OPTION        SYMBOL     EXCHANGE
------------------------------------------------
NASDAQ-100                   NDX        CBOE
------------------------------------------------
S & P 100 *                  OEX        CBOE
------------------------------------------------
S & P 400 Midcap Index *     MID        CBOE
------------------------------------------------
S & P 500 *                  SPX        CBOE
------------------------------------------------
* Includes LEAPs
------------------------------------------------

                                       H-1